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                                                                  EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                            ECHOSTAR DBS CORPORATION

         Echostar DBS Corporation (the "Corporation"), a Colorado corporation, having its principal office at 5701 S. Santa Fe Drive, Littleton, CO 80120, hereby certifies to the Secretary of State that:

         FIRST: The name of the Corporation is EchoStar DBS Corporation.

         SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety Article FIFTH and by substituting in lieu thereof the following:

         "FIFTH. The number and class and/or series of shares the corporation is authorized to issue is as follows:

Number of Authorized Shares                 Class or Series                     Par Value
---------------------------                 ---------------                     ---------
        1,000,000                               Common                            $0.01

         The Board of directors is hereby authorized to prescribe by resolution the preferences, limitations, and relative rights of each of the above class or series of stock."

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Amended and Restated Articles of Incorporation to be signed by its Senior Vice President this 25th day of August, 2003.

                                    ECHOSTAR DBS CORPORATION

                                    By: ________________________________________
                                        Name: David K. Moskowitz
                                        Title: Senior Vice President